EXHIBIT 10.26

OFFICE BUILDING LEASE

BY AND BETWEEN

475-17TH STREET, CO.,

a Colorado limited partnership

(“Landlord”)

and

Collis P. Chandler III

(“Tenant”)

Dated January 31, 2000

TABLE OF CONTENTS

1.	Premises	1

2.	Term	1

3.	Rent	1

4.	Expense and Tax Adjustments	2

5.	Character of Occupancy	8

6.	Service and Utilities	9

7.	Quiet Enjoyment	11

8.	Maintenance, Repairs, Alterations and Additions	11

9.	Entry by Landlord	14

10.	Mechanic’s Liens	15

11.	Damage to Property, Injury to Persons	15

12.	Insurance	16

13.	Casualty and Restoration of Premises	18

14.	Condemnation	19

15.	Assignment and Subletting	20

16.	Estoppel Certificate	22

17.	Default	22

18.	Remedies for Default	23

19.	Completion of Premises	27

20.	Removal of Tenant’s Property	27

21.	Holding Over	27

22.	Control of Common Areas; Parking	27

23.	Surrender	28

24.	Subordination and Attornment	28

25.	Payments After Termination	28

26.	Authorities for Action and Notice	29

27.	Security Deposit	29

28.	Compliance With Law	30

29.	Transfer by Landlord and Limited Liability	31

30.	Hazardous Substances	31

31.	Substitution of Premises	32

32.	Brokerage	32

33.	Lien for Rent	32

34.	Miscellaneous	33

EXHIBIT “A”
PLAN OF PREMISES	38

EXHIBIT “B”
LEGAL DESCRIPTION	39

EXHIBIT “C”
TENANT IMPROVEMENT WORK AGREEMENT	40

EXHIBIT “D”
RULES AND REGULATIONS	44

EXHIBIT “E”
RIDER	50

EXHIBIT “F”
JANITORIAL SERVICES	51

EXHIBIT “G”
ACCEPTANCE LETTER	52

OFFICE BUILDING LEASE

THIS LEASE (this “Lease”) is made this 31st day of January , 2000, by and between 475-17TH STREET, CO., a Colorado limited partnership (“Landlord”) and Collis P. Chandler III (“Tenant”).

1.	Premises: In consideration of the payment of rent and the keeping and performance by Tenant of the covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord those certain premises designated on the plan attached hereto as Exhibit A (the “Premises”), and by this reference made a part hereof, said Premises consisting of approximately 566 rentable square feet of space comprising suite 860 of the building located at 475 17th Street, Denver, Colorado 80202 (the “Building”), together with a non-exclusive license, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, common areas and other areas designated by Landlord for use by tenants of the Building. The Building, plazas, common areas, other areas and appurtenances, plus the real property on which the same is situated, being more particularly described on Exhibit B, attached hereto and by this reference made a part hereof, are hereinafter collectively sometimes called the “Building Complex.”

2.	Term: Except as provided to the contrary in Exhibit C, the Tenant Improvement Work Agreement (the “Work Letter”), attached hereto and by this reference made a part hereof, the term of this Lease shall be for a period of Thirty Six (36) months, commencing at 12:01 a.m. on February 1, 2000 , (the “Commencement Date”), and ending at 5:00 p.m. on January 31, 2003 , unless sooner terminated pursuant to this Lease (the “Primary Lease Term”).

3.	Rent:

A.	Tenant shall pay to Landlord, as rent for the Primary Lease Term, the sum of Thirty One Thousand, Four Hundred Thirteen and no /100 Dollars ($ 31,413.00 ) (the “Base Rent”) which sum shall be payable in monthly installments commencing on February 1, 2000 , and continuing thereafter on or before the first day of each succeeding calendar month.

The Base Rent schedule payable in monthly installments and based on a Thirty Six (36) month Primary Lease Term for the Premises shall be as follows:

Months After Commencement Date	Base Rent Per Month

02/01/00 – 01/31/01	$ 17.50/rsf = $825.42/month

02/01/01 – 01/31/02	$ 18.50/rsf = $872.58/month

02/01/02 – 01/31/03	$ 19.50/rsf = $919.75/month

All Base Rent or other rentals or sums due hereunder shall be paid in advance without notice, abatement, deduction or offset at the office of Landlord or to such other person or at such other place as Landlord may designate in writing in lawful money of the United States.

Notwithstanding the above, in the event any rent or other amounts owing hereunder are not paid within five (5) days after the due date, then Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, in addition to such required payment, Tenant shall pay to Landlord an additional one time late charge for any such late payment in the amount of five percent (5%) of the amount of such late payment. Failure to charge or collect such late charge in connection with any one or more such late payments shall not constitute a waiver of Landlord’s right to charge and collect such late charges in connection with any other or similar or like late payments.

B.	Any Base Rent, Additional Rent, as hereinafter defined, or other amounts owing hereunder which are not paid within five (5) days after they are due shall bear interest at the rate which is three (3) percentage points above the then current prime interest rate published by Norwest Bank, or successor thereto (the “Prime Rate”), from the due date of such payment until received by Landlord. Similarly, any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right, but not the obligation, to do, shall, if not repaid by Tenant within five (5) days after demand by Landlord, thereafter bear interest at the above rate until received by Landlord. Failure to charge or collect such interest in connection with any one or more such late payments shall not constitute a waiver of Landlord’s right to charge and collect such interest in connection with any other or similar or like late payments.

C.	“Additional Rent” shall mean any sums of money or charges to be paid by the Tenant pursuant to the provisions of this Lease other than Base Rent. A failure to pay Additional Rent shall be treated in all events as the failure to pay rent. The Base Rent and/or Additional Rent are sometimes hereinafter collectively called “Rent.”

D.	If the Primary Lease Term commences on a date other than the first day of a calendar month or terminates on a date other than the last day of a calendar month, the Rent for such partial month shall be prorated to the actual number of days Tenant is in occupancy of the Premises for said partial month.

4.	Expense and Tax Adjustments: In addition to Base Rent, Tenant shall reimburse Landlord for Operating Expenses (which sum may be adjusted pursuant to Section 4.B) for the Building Complex as hereinafter set forth in this Section.

A.	Definitions: In addition to the terms elsewhere defined in this Lease, the following terms shall have the following meanings with respect to the provisions of this Lease:

(1)	“Base Operating Expenses” shall mean an amount equal to the actual Operating Expenses, as hereinafter defined, for calendar year 2000. It is understood and agreed by Tenant that Landlord has not made any representation that the Base Operating Expenses will equal or approximate the actual operating expenses for any Lease Year, as hereinafter defined.

(2)	“Rentable Area” shall mean all rentable space available for lease in the Building calculated on the basis set forth in the Building Owners’ and Managers Association International publication for Standard Method for Measuring Floor Area in Office Buildings #ANSI-Z65.1-1980.

(3)	“Pro Rata Share” shall mean that fraction, the numerator of which is the total number of rentable square feet of the Premises (i.e. 566 rentable square feet) and the denominator of which is the Rentable Area, (i.e. 151,425 rentable square feet), and is equal to .3738%. At such time, if ever, as any space is added to or subtracted from the Premises, the Pro Rata Share shall be increased or decreased accordingly. If there is a significant change in the aggregate Rentable Area as a result of an addition to the Building, partial destruction thereof, modification to the Building design, or similar circumstance which causes a reduction or increase thereto on a permanent basis, Landlord’s Accountants, as hereinafter defined, shall make such adjustments in the computations as shall be necessary to provide for any such change. Landlord shall so notify Tenant and the Pro Rata Share shall be recalculated accordingly.

(4)	“Lease Year” shall mean each twelve (12) month period beginning with the date the Primary Lease Term commenced, or any anniversary thereof, and ending on the same date one (1) year later. If the Lease Year is not concurrent with a calendar year, then Landlord reserves the right at any time to make all adjustments provided for herein on a calendar year basis, with an appropriate proration for the Lease Years in which such conversion is made and in which the term ends, and “Lease Year” as used in this Subsection (4) shall thereafter be deemed to refer to “calendar year”.

(5)	“Operating Expenses” shall mean all operating expenses of any kind or nature which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Building Complex as determined by Landlord’s Accountants. Operating Expenses shall include, but not be limited to:

(a)

All real property Taxes and Assessments, as such terms are hereinafter defined, levied against the Building Complex by any governmental or quasi-governmental authority. As used in this Lease, the term “Taxes” means any and all general and special taxes and impositions of every kind and nature whatsoever levied, assessed, or imposed upon, or with respect to, the Building Complex, any leasehold improvements, fixtures, installations, additions, and equipment, whether owned by Landlord or Tenant, or either because of or in connection with the Landlord’s ownership, leasing, and operation of the Building Complex, including, without limitation, real estate taxes, personal property taxes, sewer rents, water rents, general or special assessments, and duties or levies charged or levied upon or assessed against the Building Complex and personal property, transit taxes, all costs and expenses (including legal fees and court costs) charged for the protest or reduction of property Taxes or Assessments in connection with the Building

Complex, or any tax or excise on Rent or any other tax (however described) on account of rental received for use and occupancy of any or all of the Building Complex, whether any such taxes are imposed by the United States, the State of Colorado, the City and County of Denver, or any local governmental municipality, authority, or agency or any political subdivision of any of the foregoing. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate, and inheritance taxes; provided, however, if at any time during the Primary Lease Term hereof, a tax or excise on rents or income or other tax, however described (herein called “Rent Tax”), is levied or assessed by the State of Colorado or the City and County of Denver, respectively, or any political subdivision thereof, on account of the Rent hereunder or the interest of Landlord under this Lease, such Rent Tax shall constitute Taxes; provided, further, in no event shall Tenant be obligated (i) to pay for any calendar year any greater amount by way of such Rent Tax than would have been payable by Tenant had the rentals paid to Landlord under all Building leases (being the rentals upon which such Rent Tax is imposed) been the sole taxable income of Landlord for the calendar year in question, or (ii) to pay or to reimburse Landlord for any tax of any kind assessed against Landlord on account of any such Rent Tax having been reimbursed to Landlord. “Assessments” shall include any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building or the Building Complex, or against any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If the Building Complex has not been fully assessed as a completed project, for the purposes of computing the Operating Expenses for any adjustment required herein, the Taxes and Assessments shall be increased by Landlord’s Accountants in accordance with their estimate of what the assessment will be upon full completion of the Building Complex, including installation of all tenant finish items;

(b)	Costs of supplies, including but not limited to the cost of “relamping” all tenant lighting or lighting located in the common areas of the Building Complex as the same may be required from time to time;

(c)	Costs incurred in connection with obtaining and providing energy for the Building Complex, including but not limited to costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

(d)	Costs of water and sanitary and storm drainage services;

(e)	Costs of window cleaning, janitorial and security services;

(f)	Costs of both interior and exterior general maintenance and repair of the Building Complex; including HVAC systems and structural components of the Building; costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in connection with such maintenance and repair work;

(g)	Costs of maintenance and replacement of landscaping; and costs of maintenance of parking areas, common areas, plazas and other areas used by tenants of the Building Complex;

(h)	Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement; public liability insurance; any other insurance carried by Landlord on the Building Complex or any component parts thereof; and the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building Complex (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates). All such insurance shall be in such amounts as may be required by any mortgagee of Landlord or as Landlord may reasonably determine;

(i)	Labor costs, including wages and other payments, costs to Landlord of workmen’s compensation and disability insurance, payroll taxes, welfare fringe benefits and all legal fees and other costs or expenses incurred in resolving any labor disputes;

(j)	Professional building management fees, including, but not limited to, rental for the Manager’s office space and costs of supplying the Manager with necessary office equipment and storage space in the Building; and a general overhead and administration charge equal to two percent (2%) of all other operating expenses incurred by Landlord;

(k)	Legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or reasonably to improve the operation, maintenance or state of repair of the Building Complex) incurred in the ordinary course of operating the Building Complex;

(l)

The costs of capital improvements and structural repairs and replacements made in or to the Building Complex in order to conform to changes, subsequent to the date Landlord obtained its building permit to construct the Building Complex, in any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the Building Complex (the “Required Capital Improvements”); the costs of any capital improvements, structural repairs, replacements, or other modifications to the Building Complex or any part thereof, which costs shall be amortized over the useful life of such improvement or modification with interest at the rate of eighteen percent (18%) per annum on the unamortized amount, in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, and a reasonable annual reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building as a first-class office building;

(m)	Costs incurred by Landlord’s Accountants in engaging experts or other consultants to assist them in making the computations required hereunder; and

(n)	Rental payments or acquisition costs, allocated over the useful life, for machinery or equipment, including vehicles, necessary to timely and economically perform the cleaning and maintenance functions imposed on Landlord together with the interest on such acquisition costs at the Prime Rate in effect as of the acquisition date.

(6)	“Operating Expenses” shall not include:

(a)	Costs of work, including painting and decorating and tenant change work, which Landlord performs for any tenant or in any tenant’s space in the Building other than work of a kind and scope which Landlord would be obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this one;

(b)	Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;

(c)	Leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building;

(d)	Costs of repairs or rebuilding necessitated by condemnation;

(e)	Any interest on borrowed money or debt amortization, except as specifically set forth above; or

(f)	Depreciation on the Building.

(7)

Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a so-called “net” basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, then, to the extent that Landlord’s Accountants determine that an adjustment should be made in making the computations herein provided for, Landlord’s Accountants shall be permitted to modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Lease

Year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant. Furthermore, in making any computations contemplated hereby, Landlord’s Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Section 4 as shall be reasonably necessary to achieve the intention of the parties hereto.

(8)	“Landlord’s Accountants” shall mean that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and to prepare the federal and state income tax returns for Landlord with respect to the Building Complex, all of which books and records shall be certified to by an appropriate representative of Landlord.

B.	Adjustment Mechanism:

(1)	It is hereby agreed that during each Lease Year Tenant shall pay to Landlord, as Additional Rent, the Pro Rata Share of the Operating Expenses for such Lease Year in excess of the Base Operating Expenses, payable monthly, in advance, at the rate of one twelfth (1/12) of Landlord’s estimate thereof, on the same date and at the same place Base Rent is payable, with an adjustment to be made between the parties at a later date as hereinafter provided. As soon as practicable following the end of any Lease Year, Landlord shall submit to Tenant a statement setting forth the exact amount of the Operating Expenses for the Lease Year just completed and the difference, if any, between the actual Pro Rata Share of the Operating Expenses for the Lease Year just completed in excess of the Base Operating Expenses and the total amount of the estimated payments of the Pro Rata Share of Operating Expenses which was paid in accordance with this Subsection for such year. Such statement may also set forth the amount of the estimated Operating Expenses reimbursement for the new Lease Year or Landlord may provide such information in a separate statement issued to Tenant at such earlier date to coincide with the start of the new Lease Year. To the extent that the actual Pro Rata Share of Operating Expenses in excess of the Base Operating Expenses for any period covered by such statement is greater than the estimated amounts previously paid by Tenant during the same period, Tenant shall pay to Landlord the difference by cashier’s check or money order within thirty (30) days following receipt of said statement from Landlord. To the extent that the actual Pro Rata Share of Operating Expenses for the period covered by the statement is less than the estimated amount which Tenant previously paid during such period, Landlord shall credit the excess against any sums then owing or next coming due from Tenant to Landlord. In addition, until Tenant receives a statement indicating otherwise, Tenant’s monthly payment of its estimated share of Operating Expenses for the new Lease Year shall continue to be paid at the rate for the previous Lease Year, but Tenant shall commence payment to Landlord of the monthly installments of Tenant’s estimated share of Operating Expenses on the basis of the new statement beginning on the first day of the month following the month in which Tenant receives such statement. If the statement reflects a change in the monthly reimbursement amount, such difference shall be adjusted by increasing or decreasing the first monthly reimbursement payment after the statement is given in order to bring the reimbursement amount for the new Lease Year current as of such date.

(2)	Tenant’s obligation with respect to its Pro Rata Share of the Operating Expenses shall survive the expiration or early termination of this Lease, and subsequent to such expiration or termination Tenant shall pay its Pro Rata Share of the actual Operating Expenses for the portion of the final Lease Year of the Lease during which Tenant was obligated to pay such expenses. If Tenant occupies the demised Premises for less than a full calendar year during the first or last Lease Years of the term hereof, the Pro Rata Share for such partial year shall be prorated based upon the number of calendar months and days during which Tenant occupied the Premises. Tenant shall pay its Pro Rata Share of any such increases within thirty (30) days following receipt of notice thereof.

(3)	Tenant shall have the right, at any time within ninety (90) days after a statement of actual Operating Expenses for a particular Lease Year has been rendered by Landlord as provided herein, at its sole cost and expense, to examine Landlord’s books and records relating to the determination of Operating Expenses; provided, however, that Tenant shall give Landlord prior written notice of its intent to exercise such right, the inspection may not take place outside of normal business hours, and Tenant shall not interfere with Landlord’s normal business activities. Unless Tenant objects to the rental adjustment within said ninety (90) day period, such statement and adjustment shall be deemed conclusive.

(4)	In the event that the Rentable Area is not fully occupied during any particular Lease Year, Landlord’s Accountants may adjust those Operating Expenses for the particular Lease Year, or portion thereof, as the case may be, which are affected by the occupancy rates to reflect an occupancy of not less than ninety-five percent (95%) of all such Rentable Area.

5.	Character of Occupancy:

A.	The Premises are to be used for general or executive offices, or both, and for no other purpose without the prior written consent of Landlord, which consent may be unreasonably withheld.

B.	Tenant shall not use or permit the Premises to be used for any act which will increase the existing rate of insurance upon the Building or the Building Complex, or cause a cancellation of any insurance policy covering the Building, the Building Complex or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by Landlord’s insurance policies. Tenant shall not use any apparatus, machinery or device in or about the Premises which shall make any noise or set up any vibration which will unreasonably disturb other tenants. Tenant agrees not to connect any apparatus, machinery or device to any mechanical, electrical or other Building system without the prior consent of Landlord. Tenant shall not commit waste or suffer or permit waste to be committed, nor shall Tenant permit any nuisance in or about the Premises.

C.	Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or hereafter enacted or promulgated.

D.	The rules and regulations attached hereto and marked Exhibit D, as well as such rules and regulations as may hereafter be adopted by Landlord for the safety, care and cleanliness of the Premises and the Building Complex and the preservation of good order therein, are hereby expressly made a part hereof; and Tenant agrees to obey all such rules and regulations. The violation of any of such rules and regulations by Tenant shall be deemed an event of default of this Lease by Tenant, affording Landlord all those remedies set out herein. Landlord shall not be responsible to Tenant for the failure of any other tenant or occupant of the Building to comply with any of said rules and regulations.

6.	Service and Utilities:

A.	Landlord, in accordance with standards from time to time prevailing for first-class office buildings of similar age and quality in the greater Denver, Colorado area, agrees: (1) to furnish water to the Building for use in lavatories and drinking fountains (and to the Premises if the tenant finish plans for the Premises so provide); (2) to furnish during Ordinary Business Hours, as hereinafter defined, such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises; (3) to provide a general office janitorial service, as set forth in Exhibit F, attached hereto and made a part hereof, for the Premises on Monday through Friday, excluding Holidays, as hereinafter defined; (4) to provide such window washing as may, in the judgment of Landlord, be reasonably required; (5) to provide, during Ordinary Business Hours, passenger elevators for ingress to and egress from the Premises, (one elevator shall be available at all times, except in the case of emergency or repair); and (6) to cause electric current to be supplied to the Premises for all of Tenant’s Standard Electrical Usage, as hereinafter defined, during Ordinary Business Hours. “Tenant’s Standard Electrical Usage”, as used herein, shall mean and refer to electrical consumption by equipment capable of operating from outlets serviced by less than 20 ampere, single phase, 115 volt circuit breakers installed in the Premises as part of the original tenant finish pursuant to the Work Letter. “Ordinary Business Hours,” as used herein, shall mean 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturdays, Holidays excepted. “Holidays”, as used herein, shall mean New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other days as may hereafter be established by Landlord.

B.

Tenant shall reimburse Landlord for costs incurred by Landlord for Excess Usage, as hereinafter defined, and for After Hours Usage, as hereinafter defined. “Excess Usage” shall be defined as any usage by Tenant of electricity (1) in an amount in excess of Tenant’s Standard Electrical Usage; or (2) for “Special Equipment,” which, as used herein, shall mean: (a) any equipment with power requirements other than that defined as Tenant’s Standard Electrical Usage; or (b) self-contained heating, ventilation and air conditioning (“HVAC”) equipment; or (c) equipment that requires the use of self-contained HVAC units. Prior to the installation of Special Equipment or any consumption of Excess Usage, Tenant shall notify Landlord and shall obtain Landlord’s consent therefor. Monthly charges for Excess Usage shall be determined on the basis of the amount of power required for such Excess Usage, in kilowatt hours, as determined by Landlord, multiplied by the then current average kilowatt hour cost (“AKWHC”) for the Building Complex. AKWHC will be determined by Landlord by totalling the electricity charges for the Building Complex for the preceding twelve month period and dividing that sum by the number of kilowatt hours of electricity consumed during the same period. Tenant shall be billed monthly for Excess Usage and shall pay such charges monthly as Additional Rent. In addition to the foregoing, Tenant, at Tenant’s option, at the time of notice to Landlord of Excess Usage, or at any time thereafter, may request Landlord, at Tenant’s sole cost and expense, to install a check meter or flow meter to assist in determining the cost to Landlord of Tenant’s Excess Usage.

C.	“After Hours Usage” shall be defined as any use of lighting and HVAC services during hours other than Ordinary Business Hours. Tenant shall pay for all costs for After Hours Usage monthly as Additional Rent. Tenant agrees to give Landlord at least one business day’s notice prior to any After Hours Usage, and agrees that after hours HVAC and lighting cannot be supplied to less than one full floor at a time.

D.	(1)	If Tenant requires janitorial services other than those required to be provided to other tenants of the Building Complex generally, Tenant shall separately pay for such services monthly as Additional Rent upon billing by Landlord, or Tenant shall, at Landlord’s option, separately contract for such services with the same company furnishing janitorial services to Landlord. Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord’s prior written consent and to such rules, regulations and requirements as Landlord may impose (including but not limited to the requirement that such janitors belong to a trade union), to employ Tenant’s own janitors to perform such additional services.

(2)	Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period when Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations now or hereafter in force or effect, it being understood that Landlord may discontinue, reduce or curtail such services, or any of them (either temporarily or permanently), at such times as may be necessary by reason of accident, unavailability of employees or materials at reasonable cost, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, or due to any other happening beyond the control of Landlord. In the event of any such interruption, reduction or discontinuance of Landlord’s services (either temporarily or permanently), Landlord shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant, or cause or permit an abatement, reduction or setoff of Base Rent or Additional Rent, or operate to release Tenant from any of Tenant’s obligations hereunder.

E.	Whenever machines or equipment which generate heat either as a prime purpose or as an incidental effect and which affect the temperature otherwise maintained by the air conditioning system are used by Tenant in the Premises, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the costs therefor, including the costs of installation, operation and maintenance thereof, shall be paid by Tenant as Additional Rent upon demand by Landlord.

F.	Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all telephone services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

7.	Quiet Enjoyment: Subject to liens, covenants, easements and restrictions of record and the terms and provisions of this Lease, Landlord covenants and agrees that Tenant shall peaceably and quietly enjoy the Premises, and Tenant’s rights hereunder during the term hereof, without hindrance by Landlord so long as Tenant complies with the provisions hereof.

8.	Maintenance, Repairs, Alterations and Additions:

A.	Maintenance and Repairs:

(1)	Landlord shall maintain the Building, and all other portions of the Building Complex not the obligation of Tenant or any other tenant in the Building, in good order, condition and repair.

(2)	Except for services furnished by Landlord pursuant to Section 6 hereof, Tenant shall, at Tenant’s sole cost and expense, maintain the Premises in good order, condition and repair, ordinary wear and tear excepted, including without limitation: the interior surfaces of the ceilings, walls and floors; all doors and interior windows; and all plumbing pipes, electrical fixtures, furnishings and equipment.

(3)	In the event that Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are required to so maintain the Premises. In the event that Tenant fails to commence such work promptly upon demand by Landlord, and diligently prosecute it to completion, then Landlord shall have the right, but shall not be required, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with Tenant’s use of the Premises as a result of performing any such work.

(4)	Tenant, at Tenant’s expense shall comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county and municipal authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Premises.

(5)	Tenant shall leave the Premises at the end of each Business Day in a reasonably tidy condition for the purpose of allowing the performance of the Landlord’s cleaning services hereinafter described.

(6)	Tenant shall pay on demand the cost of replacement with identical quality, size and characteristics of glass broken on the Premises, including outside windows and doors of the perimeter of the Premises (including perimeter windows in the exterior walls) during the continuance of this Lease, unless the glass shall be broken by Landlord, its servants, employees or agents acting on its behalf.

(7)	If the Building, the Premises or any portion thereof including but not limited to the elevators, boilers, engines, pipes and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building or the roof or outside walls of the Building or parking facilities of Landlord and also the Premises improvements including but not limited to the carpet, wall covering, doors and woodwork, become damaged or are destroyed through the negligence, carelessness or misuse of the Tenant, its servants, agents, employees or anyone permitted by Tenant to be in the Building Complex, or through it or them, then the cost of the necessary repairs, replacements or alterations shall be borne by the Tenant who shall forthwith pay the same on demand to the Landlord as Additional Rent. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

B.	Alterations and Additions:

(1)	Tenant shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be withheld unreasonably. Landlord may condition its consent to any alterations, additions or improvements upon such reasonable requirements as Landlord may deem necessary in its sole discretion, including without limitation the manner in which the work is done, the right to approve the contractor by whom the work is to be performed, and the times during which the work is to be accomplished.

(2)	All alterations and additions to the Premises including, by way of illustration but not limitation, all partitions, paneling, carpeting, drapes, other window coverings, and light fixtures (but not including movable office furniture not attached to the Building) shall, upon completion or installation, be deemed to be a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury at the end of said term, whether by lapse of time or otherwise. Notwithstanding the foregoing, Landlord, by notice given to Tenant no later than thirty (30) days prior to the end of the Primary Lease Term, may elect to have Tenant remove any or all of such alterations or additions, and, in such event, Tenant shall promptly, at its sole cost and expense, remove such alterations and additions and shall restore the Premises to their condition prior to the making of the same, reasonable wear and tear excepted. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation any claims made by any succeeding tenant founded on such delay.

(3)	If Landlord authorizes persons requested by Tenant to perform any alterations, repairs, modifications or additions to the Premises, then, prior to the commencement of any such work, Tenant shall upon request deliver to Landlord such payment and performance bonds or other security as Landlord may require, and certificates issued by insurance companies qualified to do business in the state of Colorado, evidencing that workmen’s compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord as an additional insured. Each such certificate shall provide that the insurance policy may not be canceled or modified without thirty (30) days’ prior written notice to Landlord. All Tenant alterations, repair and maintenance work shall be performed in such a manner as not to interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants’ use of their premises.

(4)	The work necessary to make any repairs required pursuant to this Section, or to make any alterations, improvements, or additions to the Premises to which Landlord may consent pursuant hereto, shall be done by employees or contractors employed by Landlord, or with Landlord’s consent in writing given prior to the letting of a contract by contractors employed by Tenant, but in each case, only under written contract approved in writing by Landlord, and subject to all conditions Landlord may impose. Tenant shall promptly pay to Landlord or to Tenant’s contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof, and upon completion, deliver to Landlord, if payment is made directly to Tenant’s contractors, evidence of payment and waivers of all liens for labor, services, or materials, and furthermore, Tenant shall defend and hold Landlord, the Premises, the Building, and the Property harmless from all costs, damages, liens for labor, services or materials relating to such work, and shall defend and hold Landlord harmless from all costs, damages, liens, and expenses related thereto. In the event that Landlord incurs any expenses in the removal of trash or cleaning of elevators, public corridors, and loading areas as a result of Tenant’s contractors’ work then Tenant agrees it shall reimburse Landlord within seven (7) days of billing.

(5)	At least five (5) days prior to the commencement of any work on the Premises Tenant shall notify Landlord of the names and addresses of the persons supplying labor or materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as Section 38-22-105(2) of the Colorado Revised Statutes (1982). During the progress of any such work on the Premises, Landlord or its representatives shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105(2) of the Colorado Revised Statutes (1982) or to take any further action which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises.

(6)	Landlord’s approval of Tenant’s plans for any improvements or repairs shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.

C.	Alterations by Landlord:

(1)	Landlord hereby reserves the right at any time and from time to time to make changes in, additions to, subtractions from or rearrangements of the Building Complex, including, without limitation, all improvements at any time thereto, all entrances and exits thereto, and to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or parts of the Building Complex, including, but not limited to, the entrance foyer and lobby, and the common corridors and to make changes or additions to the pipes, conduits, ducts, utilities and other necessary building services in the Premises which serve other portions of the Building, provided that prior to the Commencement Date, the Landlord may alter the Premises to the extent found necessary by the Landlord to accommodate changes in construction design or facilities including major alterations but provided always that the Premises, as altered, shall be in all material aspects comparable to the Premises as defined herein.

(2)	Landlord shall have the right to change the name of the Building, to construct other buildings or improvements in any plaza or other area designated by Landlord for use by tenants, or to change the location or character of, or make alterations of or additions to, any of said plazas or other areas.

(3)	Tenant agrees that for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, halls, passageways and elevators of the Building.

9.	Entry by Landlord: Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of: (1) examining or inspecting the same; (2) supplying janitorial services and any other services to be provided by Landlord or Tenant hereunder; (3) showing the same to prospective purchasers or tenants of the Building; and (4) making such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key without liability to Tenant, except for any failure to exercise due care for Tenant’s property, and without affecting this Lease. If during the last month of the term hereof, Tenant shall have removed substantially all of its property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of Rent and without incurring liability to Tenant for any compensation. Such entry shall not be construed as a manifestation by the Landlord of an intent to terminate this Lease. Landlord, during the entire term of this Lease, shall have the right, upon ninety (90) days’ prior written notice to Tenant, to change the number, designation or name of the Building without liability to Tenant. Tenant shall not, without the prior consent of Landlord, change the locks or install additional locks on any entry door or doors to the Premises.

10.	Mechanic’s Liens: Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises of a character which will or may result in liens on Landlord’s interest therein. Tenant will keep the Premises and Building Complex free and clear of all mechanic’s liens and other liens on account of work done or claimed to have been done for Tenant or persons claiming under it. Tenant hereby agrees to indemnify Landlord for, save Landlord harmless from, and defend Landlord against all liability, loss, damage, cost or expense, including attorneys’ fees and interest, incurred on account of any claims of any nature whatsoever, including lien claims of laborers, materialmen, or others for work actually or allegedly performed for, or for materials or supplies actually or allegedly furnished to Tenant or persons claiming under Tenant. Should any liens be filed or recorded against the Premises or any portion of the Building Complex, or should any action affecting the title thereto be commenced on account of work done or claimed to have been done for Tenant or persons claiming under it, Tenant shall cause such liens to be contested or removed of record within five (5) days after notice from Landlord. If Tenant desires to contest any such claim or lien, Tenant may do so only if, within such five (5) day period, Tenant posts adequate security with a court of competent jurisdiction and obtains an order discharging the lien of record, as then provided by the Colorado mechanics’ lien statute. If a final judgment is entered establishing the validity or existence of any lien for any amount which lien has not been discharged or bonded off as hereinabove required, Tenant shall pay and satisfy the same at once. If Tenant shall be in default in paying any charge for which a mechanic’s lienor suit to foreclose the lien has been recorded or filed, and shall not have caused the same to be released of record, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorneys’ fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

11.	Damage to Property, Injury to Persons:

A.	Tenant hereby indemnifies and agrees to hold Landlord harmless from and to defend Landlord against any and all claims of liability for any injury (including death) or damage to any person or property whatsoever: (1) occurring in, on or about the Premises or any part thereof; or (2) occurring in or about the Building Complex, when such injury or damage is caused in whole or in part by the act, neglect, fault or omission to act on the part of Tenant, its agents, contractors, employees, or invitees. Tenant further indemnifies and agrees to hold Landlord harmless from and to defend Landlord against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, employees or invitees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred as a result of any such claim or any action or proceeding brought thereon. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupant of adjoining or contiguous property. Tenant agrees to pay for all damage to the Building Complex, and to tenants or occupants thereof, caused by Tenant’s misuse or neglect of the Premises or any portion of the Building Complex.

B.

Neither Landlord nor its agents shall be liable for any damage, including resulting loss of use and additional expenses, to property entrusted to Landlord, its agents or employees, or the building manager, if any, nor for the loss or damage, including resulting loss of use and additional expenses, to any property by theft or otherwise, by any means whatsoever, nor for any injury (including death) or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Building Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other place, or resulting from dampness or any other cause whatsoever; provided, however, that nothing contained herein shall be construed to relieve Landlord from liability for any personal injury or property damage, including loss of use and additional reasonable expenses resulting from its gross negligence or that of its agents, servants or employees. Landlord or its agents shall not be liable for interference with the light, view or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building Complex, or of defects therein or in the fixtures or equipment. Neither Landlord nor its agents shall be liable for any loss, cost, damage, bodily injury (including death) or personal injury arising or resulting from the criminal activities of third persons.

C.	In case any action or proceeding is brought against Landlord by reason of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or of its agents or employees, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.

12.	Insurance:

A.	Tenant shall, during its occupancy of the Premises and during the entire term hereof, at its sole cost and expense, obtain, maintain and keep in full force and effect the following types and kinds of insurance:

(1)	Upon property of every description and kind owned by the Tenant and located in the Building Complex or for which the Tenant is legally liable or installed by or on behalf of the Tenant, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement in an amount not less than the full replacement cost thereof, with a minimum coverage including sprinkler leakage (where applicable); and in the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of the Landlord or the mortgagees of the Landlord shall be conclusive.

(2)	Property damage and public liability insurance including personal liability, contractual liability, non-owned automotive liability, tenants’ legal liability for the full replacement costs of the Premises, and owners’ and contractors’ protective insurance coverage and a cross-liability clause with respect to the Premises and the Tenant’s use of any part of the Building Complex and which coverage shall include the business operations conducted by the Tenant and any other persons on the Premises. Such policies shall be written on a comprehensive basis with limits of not less than $1,000,000 with respect to injuries or death of one or more persons, and not less than $500,000.00 with respect to property damage and not less than $1,000,000 for any one occurrence and such higher limits as the Landlord or the mortgagees of the Landlord may reasonably require from time-to-time.

(3)	Any other form or forms of insurance as the Landlord or the mortgagees of the Landlord may reasonably require from time-to-time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

(4)	Business interruption insurance in such amounts as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

(5)	If Tenant performs any work on the Premises, prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the state of Colorado, evidencing that workmen’s compensation and public liability insurance and property damage insurance, all in the amounts satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work.

All policies shall be taken out with insurers acceptable to the Landlord and in form satisfactory from time-to-time to the Landlord and shall name Landlord and any mortgagee of Landlord or holder of a deed of trust on the Building as an additional insured. The Tenant agrees that certificates of insurance, or, if required by the Landlord or the mortgagees of the Landlord, certified copies of each such insurance policies will be delivered to the Landlord as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after Tenant takes possession of all or any part of the Premises. All policies shall contain an undertaking by the insurers to notify the Landlord and the mortgagees of the Landlord in writing not less than thirty (30) days prior to any material change, cancellation or sooner termination thereof. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

The Tenant covenants and agrees that in the event of damage or destruction to the leasehold improvements in the Premises covered by insurance as required to be taken out by the Tenant herein, and if the Landlord or Tenant do not terminate this Lease pursuant to Section 13, the Tenant will use the proceeds of such insurance for the purpose of repairing or restoring such leasehold improvements. In the event that Landlord or Tenant are entitled to terminate the Lease pursuant to Section 13, then if the Premises have also been damaged, Tenant shall pay to Landlord all of its insurance proceeds relative to the leasehold improvements.

B.	All insurance required to be maintained by Tenant shall be primary to any insurance provided by Landlord. If Tenant obtains any general liability insurance policy on a claims-made basis, Tenant shall provide continuous liability coverage for claims arising during the entire term of this Lease, regardless of when such claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

C.	Landlord agrees to carry or cause to be carried during the term hereof public liability insurance on the Building Complex providing coverage of not less than One Million and No/100 Dollars ($1,000,000.00) for personal injury or death arising out of any one occurrence. Landlord also agrees to carry during the term hereof insurance for fire, extended coverage, vandalism and malicious mischief, insuring the Building Complex (excluding foundations, excavations and other non-insurable items) for the full insurable value thereof. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine to be advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided in Section 4, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, and that such insurance will be for the sole benefit of Landlord, with no coverage for Tenant for any risk insured against.

13.	Casualty and Restoration of Premises:

A.	In the event that the Premises or the Building is damaged by fire or other insured casualty and insurance proceeds in an amount sufficient to repair the damages have been made available therefor by the holder or holders of any mortgages or deeds of trust encumbering the Building Complex, the damage shall be repaired by and at the expense of Landlord to the extent of such available insurance proceeds, provided that such repairs and restoration can, in Landlord’s sole opinion, be made within one hundred eighty (180) days after the occurrence of such damage without the payment of overtime or other premiums. Until such repairs and restoration are completed the Base Rent and Additional Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business. But there shall be no abatement of Base Rent or Additional Rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less. If the damage is due to the fault or neglect of Tenant or its employees, agents or invitees, there shall be no abatement of Base Rent or Additional Rent. Landlord agrees to notify Tenant within sixty (60) days after such casualty if it estimates that it will be unable to repair and restore the Premises or Building within said one hundred eighty (180) day period. Such notice will set forth the approximate length of time Landlord estimates will be required to complete such repairs and restoration. If Landlord estimates it cannot make such repairs and restoration within said one hundred eighty (180) day period, then either party, by written notice to the other, may cancel this Lease as of the date of occurrence of such damage, provided that such notice is given to the other party within fifteen (15) days after Landlord notifies Tenant of the estimated time for completion of such repairs and restoration. If no notice is given by Tenant evidencing its intent to terminate this Lease, this Lease shall continue in effect and the Base Rent and Additional Rent shall be apportioned in the manner provided above.

B.	Except as provided in this Section, there shall be no abatement of Base Rent or Additional Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from the making of any repairs, alterations or improvements in or to the fixtures, appurtenances and equipment in the Building Complex. Tenant understands that the Landlord will not carry insurance of any kind on Tenant’s furniture and furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and agrees that Tenant shall be obligated to promptly repair any damage thereto or to replace the same. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of removable improvements installed in the Premises by or for Tenant.

C.	In case sufficient insurance proceeds are unavailable, or the Building throughout shall be so injured or damaged, whether by fire or otherwise (though said Premises may not be affected, or if affected, can be repaired within said one hundred eighty (180) days), that Landlord, within sixty (60) days after the happening of such injury, shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to said date, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged from all further obligations hereunder. A total destruction of the Building shall automatically terminate this Lease.

D.	The parties hereto agree that any and all fire, extended coverage and/or property damage insurance which is required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein”; and each party hereto waives all claims for recovery from the other party, its officers, agents or employees for any loss or damage (whether or not such loss or damage is caused by negligence of the other party), and, notwithstanding any provisions contained in this Lease to the contrary, to any of its real or personal property, insured under valid and collectible insurance policies to the extent of the collectible recovery under such insurance.

14.	Condemnation: If any portion of the Premises which materially affects Tenant’s ability to continue to use the remainder thereof for the purposes set forth herein, or if any portion of the Building, the loss of which renders the Premises untenantable, is taken by right of eminent domain or in condemnation, or is conveyed in lieu of any such taking, then this Lease may be terminated at the option of either Landlord or Tenant. Such option shall be exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance; whereupon this Lease shall forthwith terminate and the Base Rent and Additional Rent shall be duly apportioned as of the date of such taking or conveyance. Upon such termination, Tenant shall surrender to Landlord the Premises and all of Tenant’s interest therein under this Lease, and Landlord may re-enter and take possession of the Premises or remove Tenant therefrom. If any portion of the Premises or of any area appurtenant thereto is taken which does not materially affect Tenant’s right to use the remainder of the Premises for the purposes set forth herein, this Lease shall continue in full force and effect and Landlord shall promptly perform any repair or restoration work required to restore the Premises, insofar as possible, to its former condition, and the Base Rent and Additional Rent owing hereunder shall be adjusted, if necessary, in such just manner and proportion as the part so taken (and its effect on Tenant’s ability to use the remainder of the Premises) bears to the whole. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises or Building Complex shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for the taking of Tenant’s fixtures and other personal property or moving expenses if a separate award for such items is made to Tenant.

15.	Assignment and Subletting:

A.	Tenant shall not permit any part of the Premises to be used or occupied by any persons other than Tenant and the employees of Tenant, nor shall Tenant permit any part of the Premises to be used or occupied by any licensee or concessionaire, or permit any persons to be upon the Premises other than Tenant, and employees, customers and others having lawful business with Tenant. Tenant shall not assign this Lease, or sublet or part with the possession of all or part of the Premises, without the prior written consent of Landlord, which consent shall be withheld in Landlord’s sole discretion except as hereinafter expressly otherwise provided. Landlord agrees not to withhold consent to any proposed assignment of Tenant’s entire interest in this Lease or to a subletting of the entire Premises for all of the then remaining term of this Lease less one (1) day, provided Tenant requests the same in writing, and provided: (1) such consent to any assignment or subletting shall not relieve the Tenant from its obligations as primary obligor (and not as surety or guarantor) for the payment of all Base Rent and Additional Rent due hereunder, and for the full and faithful observance and performance of the covenants, terms and conditions herein contained; (2) Landlord, in its sole discretion reasonably exercised, determines that the reputation, business, proposed use of the Premises, and financial responsibility of and by the proposed assignee or sublessee, as the case may be, are satisfactory to Landlord and Tenant shall have provided Landlord with reasonable proof and Adequate Assurance, as such term is defined in Section 15.I., hereof; (3) any assignee shall expressly assume all the obligations of this Lease on Tenant’s part to be performed; (4) Tenant is not in default hereunder at the time it makes its request for such consent; and (5) Tenant and/or Tenant’s assignee in the case of an assignment specifically agree to pay over to Landlord, as Rent, all sums provided to be paid under the terms and conditions of such sublease or assignment which would be in excess of the amounts otherwise required to be paid by Tenant pursuant to this Lease. Consent of the Landlord to an assignment or subletting shall not in any way be construed to relieve the Tenant from obtaining the consent of the Landlord to any further assignment or subletting. Subletting or assignment by subtenants or assignees shall not be permitted under any circumstances.

B.	Notwithstanding the provisions of Section 15.A., if Tenant requests Landlord’s consent to an assignment of this Lease or to a subletting of the whole or any part of the Premises, Tenant shall submit to Landlord the information required in Section 15.A. above. Upon receipt of such request and information from Tenant, Landlord shall have the right, exercisable by notice in writing within fourteen (14) days after such receipt, to terminate this Lease if the request is to assign this Lease or to sublet all of the Premises or, if the request is to sublet more than fifty percent (50%) of the Premises, to terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord’s notice of exercise of such right, which shall be not more than thirty (30) days following the giving of such notice. If Landlord exercises such right, Tenant shall surrender possession of the entire Premises or of the portion which is the subject of the right, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Primary Lease Term. If this Lease shall be canceled as to a portion of the Premises only, the Base Rent and other charges payable by Tenant under this Lease shall be abated proportionately. If Landlord gives such notice of termination, Tenant may withdraw its request for consent to assignment or subletting by delivering written notice of such withdrawal prior to the termination date set forth in Landlord’s notice, and this Lease shall remain in full force and effect.

C.	In the event that Landlord does not exercise its rights as provided in Section 15.B., all documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its counsel. Tenant shall pay on demand all of Landlord’s costs and expenses, including reasonable attorneys’ fees, incurred in determining whether or not to consent to any requested sublease or assignment and in reviewing and approving such documentation.

D.	Notwithstanding anything to the contrary contained in this Lease, if a trustee in bankruptcy is entitled to assume control over Tenant’s rights under this Lease, and assigns such rights to any third party, the Base Rent to be paid hereunder by such party shall be increased to the then current Base Rent (if greater than then being paid for the Premises) which Landlord would charge for comparable space in the Building as of the date of such third party’s occupancy of the Premises.

E.	Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to assign this Lease or sublet any portion of the Premises during any period that all or any portion of the Base Rent is abated.

F.	Without in any way limiting Landlord’s right to refuse to give consent, Landlord reserves the right in the event it does give consent to impose such conditions upon its consent and from time-to-time as Landlord deems necessary, including but not limited to, payment to Landlord of any and all sums required to be paid under the terms and conditions of such sublease or assignment, including sums in excess of the Base Rent, and to the requirement of additional security which in Landlord’s business judgment shall insure the state of the Premises and the rentals due under this Lease, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as the Tenant hereof, or constitute a release of Tenant from further performance by Tenant of the covenants on the part of Tenant herein contained.

G.	Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law without the written consent of Landlord, which consent may be arbitrarily withheld.

H.	In the event of a permitted subletting or assignment, any and all allowances, concessions and options set forth in this Lease shall, effective as of the date of the subletting or assignment, be deemed null and void, it being understood that said allowances, concessions and options were solely for the benefit of the original Tenant. In no event shall this be deemed to retroactively void any allowances or concessions disbursed or given prior to the subletting or assignment.

I.	Landlord and Tenant understand that notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code of the United States or any state thereof may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in any event, Landlord is entitled under the Bankruptcy Code to Adequate Assurance, as hereinafter defined, of future performance of the terms and provisions of this Lease. For purposes of any such assumption or assignment, “Adequate Assurance” shall include at least the following:

(1)	In order to assure Landlord that the proposed assignee will have the resources with which to pay the Base Rent and Additional Rent called for herein, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Tenant on the date this Lease became effective, increased by seven percent (7%), compounded annually, for each year from the Lease Commencement Date through the date of the proposed assignment. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

(2)	Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, provisions, and covenants of this Lease.

J.	A sale, transfer, pledge or hypothecation by Tenant of all or substantially all of its assets or all or substantially all of its stock, if Tenant is a publicly traded corporation; a merger of Tenant with another corporation; the sale, transfer, pledge or hypothecation of twenty-five percent (25%) or more of the stock of Tenant if Tenant’s stock is not publicly traded; or the sale, transfer, pledge or hypothecation of twenty-five percent (25%) or more of the beneficial ownership interest in Tenant if Tenant is a partnership or other non-corporate entity, without the prior written consent of Landlord, shall constitute a prohibited assignment hereunder, subject to the limitations set forth above.

K.	In no event shall proposed subtenant or assignee be an existing tenant of the 475 17th Street Building or it’s subtenant or assignee.

16.	Estoppel Certificate: Tenant agrees, at any time and from time to time, upon not less than ten (10) days’ prior written request by Landlord, to execute, acknowledge and deliver to Landlord, or to any third party designated by Landlord, an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the Base Rent and other charges have been paid in advance, if any, and such other matters as are reasonably requested by Landlord, it being intended that any such statement delivered pursuant to this Section may be relied upon by Landlord and by any prospective purchaser of all or any portion of Landlord’s interest herein, or a holder or prospective holder of any mortgage or deed of trust encumbering the Building Complex. Tenant’s failure to deliver such statement within such time shall constitute an event of default (as that term is defined elsewhere in this Lease) and shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate.

17.	Default: The happening of any one or more of the following events shall constitute an “event of default”:

A.

Tenant shall fail to pay when due any installment of Base Rent, Additional Rent or other amount owing under this Lease, and such default shall continue for three (3) days after receipt of written notice from Landlord; provided, however, that Tenant shall not be entitled to more than two (2) notices of a delinquency in a monetary obligation during any Lease Year, and if thereafter any Base Rent or other amount owing hereunder is not paid when due, a default shall be considered to have occurred even though no notice thereof is given; or Tenant shall fail to procure the release of any mechanic’s lien as set forth in Section 10.

B.	Tenant shall vacate or abandon the Premises, or shall not continually operate its business in the Premises during Ordinary Business Hours and such cessation or curtailment of operations occurs for more than ten (10) days.

C.	This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in a manner permitted herein.

D.	This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof.

E.	Tenant or any guarantor of this Lease shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall die, be dissolved, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they mature.

F.	Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant or any guarantor of this Lease shall be instituted against Tenant or such guarantor, or a receiver or trustee of all or substantially all of the property of Tenant or any guarantor of this Lease shall be appointed, and such proceeding shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment.

G.	Tenant shall fail to take possession of the Premises within thirty (30) days of the commencement of the Primary Lease Term.

H.	Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant’s part to be performed, and such nonperformance shall continue for a period of thirty (30) days after notice thereof by Landlord to Tenant.

I.	In no event will Landlord or any mortgagee be responsible for any consequential damages incurred by Tenant, including, but not limited to, lost profits or interruption of business, as a result of any alleged default by Landlord.

18.	Remedies for Default:

A.	If any one or more events of default shall happen, then Landlord shall have the right at Landlord’s election, then or at any time thereafter without demand or notice, to reenter and take possession of the Premises or any part thereof and repossess the same as Landlord’s former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Base Rent or Additional Rent or breach of covenants or prior conditions.

B.	Should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law including a proceeding for possession pursuant to Colorado’s Forcible Entry and Unlawful Detainer Statutes, Landlord may, from time to time, with or without terminating this Lease either:

(1)	Relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be greater or less than a period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall use reasonable efforts to relet the Premises after all other space available for leasing in the Building has been let, but, Landlord shall not have any duty to lease the Premises below the then current market rental rates being obtained for competing high rise office buildings in downtown Denver, Colorado and shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and unlawful detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

If Landlord elects to take possession of the Premises as provided in this Subsection (1) without terminating the Lease, Tenant shall pay to Landlord (i) the Base Rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord’s reasonable and actual expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration, remodeling and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds received from such reletting. Tenant shall pay such other amounts to Landlord monthly on the days on which the Base Rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

(2)	Give Tenant written notice of intention to terminate this Lease on the date of such given notice, or on any later date specified therein, and on the date specified in such notice, Tenant’s right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant’s liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this Subsection (2), or terminated pursuant to a proceeding for possession under the Colorado Forcible Entry and Unlawful Detainer Statutes, Tenant shall remain liable to Landlord for damages in an amount equal to the Base Rent and other sums which would have been owing by Tenant hereunder for the balance of the Primary Lease Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such reletting, including, but without limitation, the expenses enumerated in Subsection (1) above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Base Rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an amount equal to the worth at the time of termination of the excess, if any, of the amount of Base Rent and Additional Rent reserved in this Lease for the balance of the Primary Lease Term hereof over the then reasonable rental value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys’ fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts.

C.	Suit or suits for the recovery of the Base Rent, Additional Rent and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord’s election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the Primary Lease Term hereof would have expired by limitation had there been no such default by Tenant, or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise including but not limited to suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in connection with collecting any Base Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant.

D.	No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Base Rent or Additional Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

E.	Nothing contained in this Section 18 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything contained in this Section to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an event of default only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

F.	Landlord and Tenant agree that any action or proceeding arising out of this Lease shall be heard by the court sitting without a jury, and they hereby waive all rights to trial by jury. In the event of default, in addition to all other remedies therefor, Landlord shall be entitled to receive from Tenant all sums the payment of which may previously have been waived by Landlord, or which may have been paid by Landlord, pursuant to any agreement by Landlord to grant Tenant a rental abatement or other monetary inducement or concession, including any tenant finish allowance and all other payments made by Landlord to or on behalf of Tenant, together with interest on such amounts at three (3) percentage points above the Prime Rate, from the date or dates such amounts were paid by Landlord or would have been due from Tenant but for the abatement, until finally paid or repaid.

G.	Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right, but not the obligation, to do, shall, if not repaid by Tenant within five (5) days of demand by Landlord, thereafter bear interest at the rate of three percent (3%) over the then Prime Rate, or the highest rate permitted by applicable usury law, whichever is lower, until paid.

19.	Completion of Premises: Landlord, subject to delays beyond its control, hereby agrees to perform its obligations with respect to the Work Letter. Other than as set forth in the Work Letter, Landlord shall have no obligation for the completion of the Premises, and Tenant shall accept the Premises in its “as is” condition as of the date Landlord delivers possession of the Premises to Tenant in accordance with the provisions hereof and of the Work Letter. In any event, Landlord shall not have any obligation for the repair or replacement of any portions of the interior of the Premises which are damaged or wear out during the term hereof, regardless of the cause therefor, except if the cause is attributable to the gross negligence or intentional misconduct of Landlord.

20.	Removal of Tenant’s Property: All movable furniture and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor; and Tenant shall pay Landlord for all expenses incurred in connection with the disposition of such property.

21.	Holding Over: Should Tenant hold over after the termination of this Lease and continue to pay Base Rent and Additional Rent, and should Landlord accept such Base Rent and Additional Rent, without any express written agreement as to such holding over, Tenant shall become a tenant from month-to-month only upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy, but any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay rental equal to one hundred fifty percent (150%) of the last monthly rental rate and the other charges as provided herein. Such tenancy shall continue until terminated by Landlord as provided by law or until Tenant shall have given to Landlord a written notice at least thirty (30) days prior to the intended date of termination of such monthly tenancy of Tenant’s intention to terminate such tenancy. Nothing contained herein shall be construed as requiring Landlord to accept any rental tendered by Tenant after the expiration of this Lease.

22.

Control of Common Areas; Parking: All automobile parking areas, driveways, entrances and exits thereto and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways and other areas and improvements provided by Landlord both inside and outside the Building (all of the foregoing are hereinafter collectively referred to as “Common Areas”) for the general use in common of tenants, their officers, employees, agents, invitees, licensees, visitors and customers (all of the foregoing are hereinafter collectively referred to as “Permitted Users”), shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right at any time and from time-to-time to establish, modify and enforce reasonable rules and regulations with respect to all such Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the Common Areas; to employ personnel to operate and maintain the Common Areas; to change at any time and from time-to-time the area, level, location and arrangement of parking areas and other Common Areas; to restrict parking and impose parking charges; to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a public dedication thereof or the accrual of any rights therein to any person or the public; to discourage parking by other than Permitted Users; and to do and perform such other acts in and to the Common Areas as, in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by the Permitted Users. Reference in this Section to parking areas shall in no way be construed as giving Tenant any rights or privileges in connection with such parking areas unless such rights or privileges are expressly set forth herein. All reasonable expenses incurred by Landlord in the maintenance and operation of the Common Areas shall be included in the definition of Operating Expenses.

23.	Surrender: Upon the expiration or other termination of the term of this Lease, Tenant shall promptly quit the Premises and surrender the Premises to Landlord broom clean, in good order and condition, except for ordinary wear and tear and loss by fire or other casualty (unless caused, whether by action or inaction, by Tenant, its agents, servants, employees or invitees). Tenant shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to Section 8 hereof. In the event that Tenant fails to vacate the Premises in a timely manner as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises and any attorneys’ fees related thereto.

24.	Subordination and Attornment: This Lease, at Landlord’s option, shall be subordinate to any mortgage, deed of trust (now or hereafter placed upon the Building Complex), ground lease or declaration of covenants (hereafter placed upon the Building Complex) regarding maintenance and use of any areas contained in any portion of the Building Complex, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. If any holder of a mortgage or deed of trust shall elect for this Lease to be superior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage or deed of trust, whether this Lease is dated earlier or later than the date of said mortgage or deed of trust or the date of recording thereof. Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, and by failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead, to do so. This power of attorney is coupled with an interest. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure of a deed of trust or mortgage, or otherwise. Notwithstanding the foregoing, Tenant shall only be obligated to subordinate its leasehold interest to any mortgage, deed of trust, ground lease or declaration of covenants now or hereafter placed upon the Building Complex if the holder of such mortgage or deed of trust or the landlord under such ground lease or the declarant under such declaration of covenants will grant to Tenant a nondisturbance agreement, using the form of document then being employed by such holder, landlord or declarant for such purposes, which will provide that Tenant, notwithstanding any default of Landlord hereunder, shall have the right to remain in possession of the Premises described herein in accordance with the terms and provisions of this Lease for so long as Tenant shall not be in default under this Lease.

25.

Payments After Termination: No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice of default (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice of the commencement of a suit or after any final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Base Rent due, or any other sums of money due under the terms of this Lease, or may otherwise exercise any of its rights and remedies hereunder.

The payment of such sums of money, whether as Base Rent, Additional Rent or otherwise, shall not waive said notice, or in any manner affect any suit theretofore commenced or judgment theretofore obtained.

26.	Authorities for Action and Notice:

A.	Except as herein otherwise provided, Landlord may act in any matter provided for herein by and through its Building manager, or through any other person who may from time to time be designated by Landlord in writing.

B.	All notices or demands required or permitted to be given to Landlord hereunder shall be in writing, and shall be deemed duly served when deposited in the United States Mail, with proper postage prepaid, by certified or registered mail, return receipt requested, addressed to Landlord at 475 17th Street Company by The Jones Realty Group, Inc., 475 17th Street, Suite 940, Denver, Colorado 80202, or at the most recent address of which Landlord has notified Tenant in writing. All notices or demands required to be given to Tenant hereunder shall be in writing, and shall be deemed duly served when deposited in the United States Mail, with proper postage prepaid, by certified or registered mail, return receipt requested, addressed to 475 17th Street, #860, Denver, CO 80202, with a copy to . If Tenant fails to designate an address, such notice may be mailed to Tenant’s Premises in the Building. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be mailed. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of the Colorado Rules of Civil Procedure, as the same may be amended from time to time.

C.	In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. Notice to Landlord of any such alleged default shall be ineffective unless Tenant shall send notice of such default by certified or registered mail, with proper postage prepaid, to each holder of a mortgage or deed of trust covering the Building Complex or any portion thereof of whose address Tenant has been notified in writing, and unless Tenant shall afford such holder a reasonable opportunity to cure any alleged default on Landlord’s behalf.

27.

Security Deposit: It is agreed that Tenant shall deposit with Landlord, and will keep on deposit at all times during the term hereof, the sum of Eight Hundred Twenty Five and 42 /100 Dollars ($825.42), payable upon the Tenant’s execution hereof, as security for the payment by Tenant of the Base Rent and Additional Rent herein agreed to be paid and for the faithful performance of all the terms, conditions and covenants of this Lease. If, at any time during the term hereof, Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right to use said deposit, or so much thereof as is necessary, in payment of any Base Rent and Additional Rent in default as aforesaid, reimbursement of any expense incurred by Landlord, and in payment of any damages, including but not limited to any damages or deficiencies incurred in the reletting of the Premises, or any attorneys’ fees associated therewith, regardless of whether the accrual of such damages or deficiencies occurs before or after an eviction, or for the cost of cleaning the Premises, incurred by Landlord by reason of Tenant’s default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount by cashier’s check or money order to restore said deposit to its original amount. In the event said deposit has not been used as aforesaid, said deposit, or as much thereof as has not been used for such purposes, shall be refunded to Tenant, without interest, upon full performance of this Lease by Tenant. Landlord shall have the right to commingle said deposit with other funds of Landlord. Landlord may deliver the funds deposited herein by Tenant to any purchaser of Landlord’s interest in the Premises in the event such interest is sold, and thereupon Landlord shall be discharged from further liability with respect to such deposit. If claims of Landlord exceed said deposit, Tenant shall remain liable for the balance of such claims. Failure by Tenant to replace or replenish the Security Deposit within said time shall constitute an act of default and shall enable Landlord to resort to any of its remedies under Section 18 hereof. The Security Deposit shall not be considered an advance payment of Rent nor a measure of Landlord’s damages in case of default by Tenant.

28.	Compliance With Law:

A.	Tenant shall comply with all provisions of law imposed upon Landlord or Tenant, including without limitation, federal, state, county and city laws, ordinances and regulations and any other governmental, quasi-governmental or municipal regulations which relate to the partitioning, equipment operation, alteration, occupancy and use of the Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises. Moreover, Tenant shall comply with all police, fire and sanitary regulations imposed upon Landlord or Tenant by any federal, state, county or municipal authorities, or made by insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements, governing the conduct of any business conducted in the Premises.

B.	Tenant shall fully and timely pay all business and other taxes, charges, rates, duties, assessments and license fees levied, rates imposed, charged or assessed against or in respect of the Tenant’s occupancy of the Premises or in respect of the personal property, trade fixtures, furniture and facilities of the Tenant or the business or income of the Tenant on and from the Premises, if any, as and when the same shall become due, and shall indemnify and hold Landlord harmless from and against all payment of such taxes, charges, rates, duties, assessments and license fees and against all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments and license fees, and shall promptly deliver to Landlord for inspection, upon written request of the Landlord, evidence satisfactory to Landlord of any such payments. In the event that any or all of Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord as Additional Rent hereunder its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

29.	Transfer by Landlord and Limited Liability:

A.	The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question. In the event of any transfer or transfers of the title to the Building, the Landlord herein named (and in the case of any subsequent transfers or conveyances, the then-grantor) shall be automatically released, from and after the date of such transfer or conveyance, from all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that the grantee assumes the duty to perform Landlord’s covenants and obligations hereunder, and provided that any funds in which Tenant has an interest in the hands of Landlord or the then grantor at the time of such transfer shall be turned over to the grantee. Any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant at the time of any transfer or conveyance.

B.	Notwithstanding anything to the contrary contained herein, Landlord’s liability under this Lease shall be limited to its interest in the Building Complex.

30.	Hazardous Substances:

With respect to Tenant’s use of the Premises, Tenant shall at all times, at its own cost and expense, comply with all federal, state and local laws, ordinances, regulations and standards relating to the use, analysis, production, storage, sale, disposal or transportation of any hazardous materials (“Hazardous Substance Laws”), including oil or petroleum products or their derivatives, solvents, PCB’s, explosive substances, asbestos, radioactive materials or waste, and any other toxic, ignitable, reactive, corrosive, contaminating or pollution materials (“Hazardous Substances”) which are now or in the future subject to any governmental regulation.

Prior to commencing use of the Premises for any business or activity involving production, storage, use or distribution of (a) any Hazardous Substance, or (b) products or materials which (i) include any Hazardous Substances as a component and (ii) which, if an accident occurred, might result in the release or discharge of any Hazardous Substance, Tenant shall secure Landlord’s prior written approval which such approval may be withheld in Landlord’s sole discretion.

Tenant shall cause any Hazardous Substances to be removed from the Premises for disposal and to be transported solely by duly licensed Hazardous Substances transporters to duly licensed facilities for final disposal to the extent required by and in accordance with applicable Hazardous Substances Laws, and shall deliver to Landlord copies of any hazardous waste manifest reflecting the proper disposal of such substances.

Except in emergencies or as otherwise required by law, Tenant shall not take any remedial action in response to the presence or release of any Hazardous Substances on or about the Premises without first giving written notice of the same to Landlord. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Substances in any way connected with the Premises without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to participate in any such proceedings.

All costs and expenses incurred by Landlord in connection with any environmental audit shall be paid by Landlord (and may be included in Operating Expenses), except that if any such environmental audit shows that Tenant has failed to comply with the provisions of this Section, or that the Premises (including surrounding soil and any underlying or adjacent groundwater) have become contaminated due to the operations or activities in anyway attributable to Tenant, then all of the costs and expense of such audit shall be paid by Tenant.

31.	Substitution of Premises: Landlord shall have the right upon thirty (30) days’ written notice to Tenant to substitute other premises comparable to and with similar configuration to the Premises within the Building for the Premises, subject to the same terms and conditions as though such substitute premises were originally leased to Tenant at the time of the execution and delivery of this Lease; provided, however, that the substituted premises shall contain at least as much square footage as the originally leased Premises without any increase in the Base Rent and other charges then being paid. Landlord agrees to pay all reasonable moving expenses of Tenant, including the reasonable replacement of tenant improvements incidental to such substitution of premises.

32.	Brokerage: Tenant represents and warrants to Landlord that it has dealt only with The Jones Realty Group, Inc., and___________ (collectively the “Broker”) in the negotiation of this Lease. Landlord shall make payment of the brokerage fee due to the Broker pursuant to and in accordance with a separate agreement with the Broker. Tenant hereby agrees to indemnify and hold Landlord and/or Landlord’s agent harmless of and from any and all damages, losses, costs or expenses (including without limitation, all attorneys’ fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease. Additionally, Tenant acknowledges and agrees that Landlord and/or Landlord’s agent shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease.

33.	Lien for Rent: To secure the payment of all Rent due and to become due hereunder and the faithful performance of all the other covenants of this Lease required to be performed by Tenant, Tenant hereby gives to Landlord an express contract lien on and security interest in and to all property, chattels or merchandise (“Lien”) which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property. All exemption laws are hereby waived by Tenant. This Lien is given in addition to the Landlord’s statutory lien and shall be cumulative thereto. This Lien may be foreclosed with or without court proceedings or notice, by public or private sale, and Landlord shall have the right to become purchaser, upon being the highest bidder, at such sale. Upon request of Landlord, Tenant agrees to execute a Uniform Commercial Code financing statement relating to the aforesaid security interest. If requested hereafter by Tenant, Landlord shall also execute and deliver to Tenant Uniform Commercial Code Financing Statement change instruments in sufficient form to reflect any proper amendment or modification in or extension of the aforesaid contract lien and security interest herein granted. Tenant shall, in addition to all of its rights hereunder, also have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in Colorado.

34.	Miscellaneous:

A.	The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

B.	This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and not dependent. Tenant shall not be entitled to any setoff of the Base Rent, Additional Rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and to any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof, and an opportunity is granted to Landlord and such holder to correct such violation as provided in Section 26.

C.	If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby; and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a legal, valid and enforceable clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible.

D.	The captions of each section and paragraph are added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.

E.	Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns.

F.	If the Tenant under this Lease is more than one entity or person, the obligations imposed upon Tenant under this Lease shall be joint and several.

G.	No act or thing done by Landlord or Landlord’s agent during the term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding upon Landlord unless such act or thing shall be done by a general partner of Landlord or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord or Landlord’s agent, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the monthly Base Rent and Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Base Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as Base Rent or Additional Rent, be deemed an accord and satisfaction; Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent or Additional Rent or to pursue any other remedy available to Landlord.

H.	Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except such as are expressed in this Lease, and that no amendment or modification of the Lease shall be valid or binding unless expressed in writing and executed by Landlord and Tenant in the same manner as the execution of this Lease.

I.	Time is of the essence hereof.

J.	Tenant and the parties executing this Lease on behalf of Tenant represent to Landlord that such parties are authorized to do so by requisite action of Tenant’s board of directors, or partners, as the case may be, and agree, upon request, to deliver to Landlord a resolution or similar document to that effect.

K.	Any obligation of the Landlord hereunder which is delayed or not performed due to acts of God, strike, riot, war, weather, failure to obtain labor and materials at a reasonable cost, or any other reason beyond the control of the Landlord, shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

L.	Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord. In the event that Tenant violates this provision, this Lease shall be null, void, and of no further force and effect, except that Tenant shall be liable to Landlord, as liquidated damages, in the amount of the remaining rental to be paid hereunder.

M.	This Lease may be executed in two or more duplicate originals. Each duplicate original shall be deemed to be an original hereof, and it shall not be necessary for a party hereto to produce more than one such original as evidence hereof.

N.	The Tenant does hereby specifically allow and permit the Landlord to execute an assignment agreement, including a general assignment of rents, and to assign this particular Lease.

O.	The submission of this document for examination and review does not constitute an option, an offer to lease space in the Building or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant and will be effective only upon Landlord’s execution of the same.

P.	A rider consisting of one (1) page(s), with sections numbered 1 through 2 consecutively, is attached hereto and incorporated herein by this reference as Exhibit E.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD:

475-17TH STREET, CO., a Colorado limited partnership

By:	/s/ John Fletcher III
John Fletcher III
General Partner

TENANT:

Collis P. Chandler III

By:	/s/ Collis P. Chandler III
Print Name: Collis P. Chandler III
	Its:	President

ACKNOWLEDGMENT OF TENANT

State of	)
) ss.
County of	)

The foregoing Office Building Lease was acknowledged before me this ____ day of ______________, 2003, by ________________ as ___________________ of ________________________________, Tenant.

WITNESS my hand and official seal.

My Commission expires:____________________

Notary Public

ACKNOWLEDGEMENT OF LANDLORD

State of	)
) ss.
County of	)

The foregoing Office Building Lease was acknowledged before me this _____ day of _____________, 2003 by _______________ as General Partner of 475-17TH STREET, CO., a Colorado limited partnership, Landlord.

WITNESS my hand and official seal.

My Commission expires: _____________________

Notary Public

List of Exhibits:

Exhibit A - Plan of Premises

Exhibit B - Legal Description

Exhibit C - Tenant Improvement Work Agreement

Exhibit D - Rules and Regulations

Exhibit E - Rider

Exhibit F - Janitorial Services

Exhibit G - Acceptance Letter

EXHIBIT “A”

PLAN OF PREMISES

EXHIBIT “B”

LEGAL DESCRIPTION

Commonly known as 475 17th Street, Denver, Colorado 80202. Lots 13 through 16 inclusive, Block 194, East Denver, City and County of Denver, Colorado.

EXHIBIT “C”

TENANT IMPROVEMENT WORK AGREEMENT

1.	Tenant Finish Allowance: Landlord hereby grants to Tenant a tenant finish allowance (the “Tenant Finish Allowance”) equal to $ 10,833.44 ($ 19.14 per rentable square foot of the Premises), inclusive of space planning and engineering fees and expenses. Said Tenant Finish Allowance shall be credited against the aggregate cost of Tenant Work, as hereinafter defined. If Tenant requires Tenant Work in excess of the Tenant Finish Allowance, then Tenant agrees that it shall pay for said work in excess of the Tenant Finish Allowance in accordance with the terms for payment of Additional Work as more specifically set forth in Section 2 hereof, including provision for profit and overhead.

2.	Tenant Work: Landlord agrees to complete the work depicted in the space plan attached hereto as Exhibit C-1 (the “Tenant Work”) in a good and workmanlike manner on or before February 1, 2000 , subject, however, to extensions equal to the delays suffered by Landlord and caused by strikes, lockouts, fire or other casualty loss, acts of God, unavailability of materials, hostile or war-like action, riot or other causes beyond Landlord’s reasonable control. If Tenant shall require any changes to the attached plans and specifications or the Tenant Work depicted in such attached plans and specifications (“Additional Work”), then, providing Landlord agrees to such changes, Tenant shall, within five (5) days of the billing therefore, deposit with Landlord Landlord’s projected costs and expenses for the Additional Work, which costs shall include profit and overhead at the rate of fifteen percent ( 15%), expected to be incurred by Landlord in connection with preparation of such additional plans and specifications and/or such Additional Work. Such reimbursement shall be made by Tenant to Landlord prior to Landlord’s undertaking any changes in the Tenant Work. If such projected costs for the Additional Work are in excess of Landlord’s actual costs, then Landlord shall refund any excess to Tenant, and if Landlord’s costs for the Additional Work are in excess of the estimated sum paid by Tenant, then Tenant shall pay such deficiency to Landlord on demand.

3.	Commencement of Rent: Tenant’s obligation to pay Base Rent and Additional Rent under the Lease shall not commence until the date the Premises are Ready for Occupancy, as defined below; provided, however, that if Landlord shall be delayed in rendering the Premises Ready for Occupancy by the Commencement Date set out in Section 2 of this Lease as a result of one or more of the following:

A.	Tenant’s failure to devote the time or furnish the information required in connection with the space plan for the Tenant Work; or

B.	Tenant’s failure to timely deposit the estimated costs for the Additional Work within the time period specified in Section 2 above; or

C.	Tenant’s changes in the Tenant Work, in the space plan relating thereto, or in the plans for the Additional Work (notwithstanding Landlord’s approval of any such changes); or

D.	Any other material act or omission by Tenant or its agents; then and in any such event, Tenant’s obligation to commence the payment of Base Rent and Additional Rent under the Lease on the Commencement Date provided for in Section 2 shall not be affected or deferred on account of such delay.

4.	Alternate Commencement Date: If Landlord is unable to cause the Premises to be Ready for Occupancy by the Commencement Date for reasons other than those set out in Subsection A. through D. of Section 3 above, or if the Landlord shall have the Premises Ready for Occupancy prior to the Commencement Date set out in Section 2 of the Lease, then in either such event the Commencement Date of the Lease shall be on the first date the Premises are Ready for Occupancy; provided, however if the date the Premises are Ready for Occupancy is not the first day of a month, then the Commencement Date shall be the first day of the month immediately following the date the Premises are Ready for Occupancy. The period between the date the Premises are Ready for Occupancy and the Commencement Date shall be deemed to be the “Interim Lease Term” and Tenant shall be obligated to pay Base Rent and Additional Rent for such Interim Lease Term on a pro rata basis based on the Base Rent and Additional Rent for the first full month of the Primary Lease Term and Tenant shall hold the Premises during the Interim Lease Term under all of the other terms and conditions of this Lease. In the event the Commencement Date set out in Section 2 of the Lease is changed as provided for in this Section 4 then:

A.	If the Premises are Ready for Occupancy after the Commencement Date set out in Section 2 of the Lease, then the expiration date of the Primary Lease Term as provided for in Section 2 of the Lease shall be extended such that beginning with the adjusted Commencement Date, the Primary Lease Term shall extend for the number of months set out in Section 2 of the Lease. Such postponement of Base Rent and Additional Rent for the period prior to the delivery to Tenant of the Premises Ready for Occupancy shall be in full settlement of all claims which Tenant might otherwise have by reason of said Premises not being Ready for Occupancy on the date specified in Section 3; or

B.	If the Premises are Ready for Occupancy prior to the Commencement Date set out in Section 2 of the Lease then the Commencement Date shall be adjusted as provided for in this Section 4, however the expiration date shall remain as set out in Section 2 of the Lease.

In either such event, Tenant shall, at Landlord’s request, execute a Memorandum of Commencement Date in which the parties specify the Commencement Date and expiration date of the Primary Lease Term.

“Ready for Occupancy” as used herein shall mean the date on which Landlord shall have substantially completed all its work outlined in this Work Letter. The issuance of a certificate of occupancy (or its equivalent) for the Premises or a certificate from Landlord’s architect or space planner certifying substantial completion of the work shall conclusively control the date the Premises are substantially complete, the date on which the Premises are Ready for Occupancy and the date Tenant’s obligation to pay Base Rent and Additional Rent commences. Landlord agrees to use its best efforts to provide Tenant with at least fifteen (15) days prior notice of the date the Premises are expected to be Ready for Occupancy. Landlord’s undertaking to provide fifteen (15) days prior notice to Tenant shall not change, alter, or otherwise affect Tenant’s obligations under this Lease to take occupancy of the Premises when the same are Ready for Occupancy.

5.	Miscellaneous:

A.	Except to the extent otherwise indicated herein, the initially capitalized terms used in this Tenant Improvement Work Agreement shall have the meanings assigned to them in the Lease.

B.	The terms and provisions of this Tenant Improvement Work Agreement are intended to supplement and are specifically subject to all the terms and provisions of the Lease. In the event of conflict between the terms of this Tenant Improvement Work Agreement and the Lease, then the provisions of the Lease shall govern.

C.	Prior to the date the Premises are Ready for Occupancy, Landlord’s contractor and Tenant shall inspect the Premises and jointly complete a “punch list” of incomplete or defective work and thereafter Landlord shall exercise due diligence to cause such punch list items to be completed.

D.	This Tenant Improvement Work Agreement may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto.

E.	Tenant shall not be entitled to any credits, whether in the form of materials or money, for unused work or materials.

F.	Landlord’s approval of Tenant’s plans for the Tenant Work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.

LANDLORD:

475-17TH STREET, CO., a Colorado limited partnership

By:	/s/ John Fletcher III
John Fletcher III
General Partner

TENANT:

Collis P. Chandler, III

By:	/s/ Collis P. Chandler III
Print Name: Collis P. Chandler III

        Its: President

EXHIBIT “C-1”

TENANT WORK

EXHIBIT “D”

RULES AND REGULATIONS

Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of this Lease, and Tenant agrees that Tenant’s employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations:

1.	The sidewalks, entries, passages, corridors, stairways, and elevators of the Building shall not be obstructed by Tenant, or Tenant’s agents or employees, or used for any purpose other than ingress to and egress from the Premises.

2.	Movement in or out of the Premises of furniture or office equipment, or dispatch or receipt by Tenant of any bulky materials, merchandise, or materials which requires use of elevators, is restricted to the freight elevator. Movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be scheduled with the Building management office and done in a manner agreed between the Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant shall include determination by Landlord, and subject to its decisions and control, as to the time, method, and routing of movement and as to limitations for safety or other concerns which may prohibit any article, equipment, or any other item being brought into the Building. Tenant shall assume all risk regarding damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of an act in connection with carrying out this service for Tenant from time of entering Premises to completion of work; and Landlord shall not be liable for acts of any persons engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

3.	Tenant shall not place within the Building any objects which exceed the floor weight specifications of the Building without the express prior written consent of Landlord. The placement and positioning of all such objects within the Building shall be reasonably prescribed by Landlord and such objects shall, in all cases, be placed upon plates or footings of such size as shall be reasonably prescribed by Landlord. Any damage done to the Building by taking in or removing any heavy article or from overloading any floor in any way shall be paid by Tenant. Defacing or injuring in any way any part of the Premises by Tenant, his agents or servants, shall be paid by Tenant.

4.	During the entire term of this Lease, Tenant shall at Tenant’s expense install and maintain under each and every caster chair a chair pad to protect the carpeting.

5.

No signs, awnings, showcases, advertising devices or other projections or obstructions shall be attached to the outside walls of the Building or attached or placed upon any Common Areas without the express prior written consent of Landlord. No blinds, drapes or other window coverings shall be installed in the Building without the express prior written consent of Landlord. Tenant agrees to abide by Landlord’s rules with respect to maintaining uniform curtains, draperies and linings at all windows and hallways. No sign, picture, advertisement, window display or other public display or notice shall be inscribed, exhibited, painted or affixed by Tenant upon or within any part of the Premises in such a fashion as to be seen from the outside of the Premises or the Building without the express prior written consent of Landlord. In the event of the violation of any of the foregoing by Tenant, Landlord may within fifteen (15) days of written notice to Tenant during which period Tenant may repair same, remove the articles constituting the violation without any liability unless a loss other than said removal, arises from Landlord’s willful or negligent acts or omissions, and Tenant shall reimburse Landlord for the reasonable expenses incurred in such removal upon demand and upon submission of applicable bills as Additional Rent under the Lease. Interior signs on doors and upon the Building directory shall be subject to the express prior written approval of Landlord and shall be inscribed, painted, or affixed by Landlord at the reasonable expense of Tenant upon submission of applicable bills to Tenant.

6.	Initial name and number plates on doors shall be provided by Landlord and any revisions or changes thereto shall be at the expense of Tenant. A directory, located in a conspicuous place and listing the names of the tenants of the Building, shall be provided by Landlord. Initial directory listings, not to exceed one line on the directory board for the Tenant, shall be at the cost of Landlord and any revisions or changes thereto shall be at the expense of Tenant. Any necessary revision in such directory shall be made by Landlord within a reasonable time after written notice from Tenant, but the Landlord shall not be responsible for any inconvenience or damage caused to Tenant as a result of error in such directory.

7.	Tenant shall not employ any person or persons other than the janitor or cleaning contractor of Landlord for the purpose of cleaning or taking care of the Premises without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant’s furniture or equipment by the janitor or any of the janitor’s staff, or by any other person or persons whomsoever. The janitor of the Building may at all times keep a pass key, and other agents of Landlord shall at all times be allowed admittance to the Premises.

8.	Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended; any damage resulting to the same from misuse on the part of Tenant or Tenant’s agents or employees shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

9.	Except for seeing eye dogs for the blind and hearing ear dogs for the deaf, no animals shall be allowed in the offices, halls, corridors and elevators of the Building. No persons shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises.

10.	Except for wheelchairs, no vehicles, including bicycles, shall be permitted in the offices, hall, corridors, and elevators in the Building, nor shall any vehicles be permitted to obstruct the sidewalks or entrances of the Building.

11.	Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant or Tenant’s agents or employees out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

12.	Landlord shall furnish Tenant two (2) keys for each corridor door entering the Premises. Additional keys shall be furnished at a charge by Landlord on an order signed by Tenant or Tenant’s authorized representative. All keys to the exterior doors of the Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time upon written notice to Tenant for such keys. Tenant shall not make duplicate copies of such keys. Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of or within the Building, nor shall Tenant make any changes in existing locks or the mechanisms thereof. Tenant shall, upon the termination of its tenancy, provide Landlord or its representative with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building, the Premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. Tenant shall pay to Landlord the reasonable cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall reasonably deem it necessary to make such a change.

13.	Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building except normal picture hanging apparatus, without the express prior written consent of Landlord. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense. Without limitation upon any of the provisions of the Lease, Tenant shall refer all contractor’s representatives, installation technicians, and other mechanics, artisans and laborers rendering any service in connection with the repair or permanent improvements of the Premises to Landlord for Landlord’s approval before performance of any such service. This Section 13 shall apply to all work performed in the Building, including without limitation installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other portion of the Building. Plans and specifications for such work, prepared at Tenant’s sole expense, shall be submitted to Landlord and shall be subject to Landlord’s express prior written approval in each instance before the commencement of work. All installations, alterations and additions shall be constructed by Tenant in a good and workmanlike manner and only good grades of material shall be used in connection therewith. The means by which telephone, telegraph and similar wires are to be introduced to the Premises and the location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the express prior written approval of Landlord.

14.	Tenant shall not install or use in the Building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus without the express prior written consent of Landlord, and then only as Landlord may reasonably direct. Explosives or other articles deemed extrahazardous shall not be brought into the Building Complex.

15.	Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof.

16.	Landlord shall at all times have the right, by and through Landlord’s officers or agents, to enter the Premises and show the same to persons wishing to lease them, and may, at any time within sixty (60) days preceding the termination of Tenant’s Primary Lease Term, and any extension thereof, place upon the doors and windows of the Premises the notice “For Rent,” which notice shall not be removed by Tenant.

17.	Use of the parking areas of the Building Complex shall be subject to the following rules:

A.	Drivers shall use due care not to injure pedestrians, other vehicles, or the fixtures and improvements within the parking areas.

B.	Vehicles shall be parked only in marked parking spaces, and not in ramps, corridors, fire lanes, entrances, exits or other areas posted for no parking.

C.	From time to time Landlord may promulgate such other reasonable and nondiscriminatory rules and regulations as Landlord deems necessary or useful, and Tenant and its Permitted Users shall be bound thereby.

D.	Should such a violation exist, Landlord, at its option, shall have the right to tow such vehicle away at owner’s expense.

18.	Tenant, its agents, servants and employees shall, before leaving the Premises unattended, close and lock all doors and shut off all lights. Corridor doors, when not in use, shall be kept closed. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas, as hereinafter defined, and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors. Tenant and its employees shall use ordinary care to safeguard their belongings by locking the Premises when not in use and during times other than Ordinary Business Hours, by locking their automobiles, and by taking reasonable precautions with respect to items such as handbags, wallets and other valuables.

19.	Tenant shall comply with all requirements necessary for the security of the Premises, including the use of service passes issued by Landlord for after hours removal of office equipment, packages, and signing in and/or out in security register in Building lobby after hours. Landlord reserves the right to deny entrance to the Building or remove any person from the Premises in any case where the conduct of such person involves a hazard or nuisance to any tenant of the Premises or to the public or in the event of fire or other emergency, riot, civil commotion or similar disturbance involving risk to the Premises, tenants or the general public. The Landlord also reserves the right to make such rules and regulations as it may see fit concerning the use of electric current, water and other supplies of the Building and to designate such hours as the Building may be closed.

20.	All glass, locks and trimmings, in or about the doors and windows and all electric globes and shades belonging to Tenant or Landlord in the Premises shall be kept whole; and whenever broken by Tenant, shall be immediately replaced or repaired and put in order by Tenant under the direction and to the satisfaction of Landlord.

21.	Canvassing, soliciting and peddling in the Building is prohibited, and Tenant shall cooperate to prevent the same. Tenant shall notify the Building Manager promptly of any unauthorized person who is soliciting from or causing annoyance to tenants, their employees, guests or invitees.

22.	Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building except in refuse containers provided therefor. Tenant shall exercise its best efforts to keep the Common Areas clean and free from rubbish.

23.	To ensure orderly operation of the Premises, no deliveries of any kind or nature shall be made to any leased area except by persons appointed or approved by Landlord in writing. There shall not be used in any space or in the public halls of the Building, either by Tenant, by jobbers, or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Hand trucks are not permitted in the Passenger elevators.

24.	Tenant shall be responsible for any damage to carpeting and flooring as a result of rust or corrosion of the file cabinets, pot holders, roller chairs and metal objects.

25.	Tenant shall not use the Building for lodging, sleeping, cooking, or for any immoral or illegal purposes or for any purpose that will damage the Building, or the reputation thereof, or for any purposes other than those specified in the Lease in the Landlord’s reasonable judgment.

26.	Tenant shall not obstruct or interfere with the rights of other tenants of the Building or of persons having business in the Building or in any way injure or annoy such tenants or persons.

27.	Tenant shall not commit any act or permit anything in or about the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on, in or about the Building or for any other reason, subject to the terms of this Lease.

28.	Tenant shall not use the name of the Building or the name of the Landlord in its business name, trademarks, signs, advertisements, descriptive material, letterhead, insignia or any other similar item without Landlord’s express prior written consent.

29.	Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant’s servants, employees, contractors, jobbers, agents, invitees, licensees, guests or visitors.

30.	For purposes hereof, the terms “Landlord,” “Tenant,” “Building,” and “Premises” are defined as those terms are defined in the Lease to which these Rules and Regulations are attached. Wherever Tenant is obligated under these Rules and Regulations to do or refrain from doing an act or thing, such obligation shall include the exercise by Tenant of its best efforts to secure compliance with such obligation by the servants, employees, contractors, jobbers, agents, invitees, licensees, guests and visitors of Tenant. The term “Building” and “Premises” shall include the Premises, and any obligations of Tenant hereunder with regard to the Building and Premises shall apply with equal force to the Premises and to other parts of the Premises.

31.	Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall make adjustments to thermostats on call from Tenant.

32.	Tenant agrees that Landlord may reasonably amend, modify, delete or add new and additional rules and regulations for the use and care of the Premises, the Building and the Building Complex. Tenant

agrees to comply with all such rules and regulations upon notice to Tenant from Landlord. In the event of any breach of any rules and regulations herein set forth, or any reasonable amendments, modifications or additions thereto, Landlord shall have all remedies set forth in this Lease in the event of default by Tenant.

EXHIBIT “E”

RIDER

This Rider forms a part of that certain Lease of January 31 , 2000 made by and between 475-17TH STREET, CO., as Landlord, and Collis P. Chandler III , as Tenant.

1.	Tenant Finish: Landlord hereby agrees to replace carpet, base, remove existing interior walls, and replace existing ceiling and lighting with new.

2.	Termination: Tenant shall have a right to terminate this lease after January 31, 2001 with written notification to “Landlord” no later than November 30, 2000. Tenant shall have a right to terminate this lease after January 31, 2002 with written notification to “Landlord” no later than November 30, 2001. Upon termination, a fee equal to the sum of the unamortized commission incurred be the “Landlord” shall be paid to “Landlord”.

EXHIBIT “F”

JANITORIAL SERVICES

Landlord shall furnish janitorial and cleaning services adequate to keep the demised premises clean at all times, subject, however, to the following minimum requirements:

A.	Daily cleaning routine:

Empty waste baskets and other waste receptacles.

Empty ash trays and wipe clean.

Dust railings, ledges, furniture, phones and cabinets.

Sweep floors and steps, vacuum carpet traffic areas.

Spot clean doors, walls and glass. Remove rubbish.

Toilets and lavatories—clean bowls, basins, seats, urinals, partitions and walls; damp mop floors, polish fixtures, dispensers, mirrors and other polished surfaces; and replenish all dispensers.

B.	Other routines:

Scrub and wax resilient floors, outside of business hours, monthly. Wash windows inside and outside at least tri-annually.

C.	Areas not included:

Kitchen areas will only be swept, mopped and have the trash removed. An extra charge will be required for any special janitorial needs over and above “normal” cleaning practices.

EXHIBIT “G”

ACCEPTANCE LETTER

Tenant:	Collis P. Chandler III

Date:	January 31, 2000

RE:	Lease Agreement (the “Lease”) dated January 31, 2000 by and between 475-17TH STREET, CO., a Colorado Limited Partnership (“Landlord”) and Collis P. Chandler III (“Tenant”) on the Leased Premises located at 475 17th Street, Suite 860 , Denver, Colorado 80202.

This is to advise that the undersigned, as Tenant, has inspected the improvements at the above-referenced Leased Premises, and hereby confirms the following:

1.	That it has accepted possession of the Premises pursuant to the terms of the Lease.

2.	That the improvements and space required to be furnished according to the aforesaid Lease have been completed and supplied in all respects.

3.	That the Landlord has fulfilled all of its’ obligations under the Lease.

4.	That no Rent has been prepaid except as provided by the Lease.

5.	That there are no existing defenses or offsets which the undersigned has against the enforcement of said Lease by the Landlord.

6.	~~That the aforesaid Lease has not been modified, altered except as follows:~~

~~7.~~	~~That the Base Rent shall be revised to commence on the day of , 2003. The primary Lease Term shall expire on the   day of  , 2003.~~

8.	That the Lease is now in full force and effect.

LANDLORD:

475-17TH STREET, CO., a Colorado limited partnership

By:	/s/ John Fletcher III
John Fletcher III
General Partner

TENANT:

Collis P. Chandler III

By:	/s/ Collis P. Chandler III
Print Name: Collis P. Chandler III
Its: President

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